EXHIBIT 10.3
                             DISTRIBUTION AGREEMENT




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                          3031 COMMERCE DRIVE, SUITE B
                             FORT GRATIOT, MI 48059

                          AVL INFORMATION SYSTEMS, INC
                              WORLDWIDE EXCLUSIVE.
                             DISTRIBUTION AGREEMENT

This agreement entered into effective this 30th day of Sept., 2001 between AVL INFORMATION SYSTEMS, INC. (AVLIS), a Michigan corporation, and "I-TRACK", INC., a Nevada corporation, operating in the country of the United States, hereinafter referred to as "Distributor".

         Whereas, AVLIS possesses certain expertise and experience in Remote Hub GPS /AVL hardware and sensors and is a producer of such products, and

         Whereas, the DISTRIBUTOR desires to obtain the rights to distribute AVLIS products and,

         Whereas, AVLIS desires to establish the DISTRIBUTOR as an EXCLUSIVE distributor of such products,

         Therefore, in consideration of the mutual covenants contained herein, it is understood and agreed as follows:

SCOPE
1.1 AVLIS agrees to manufacture and/or by other means secure and sell the component(s) required to create or help create an AVL solution hereto and incorporated herein. Such products are hereinafter referred to as "AVLIS Products" or "Product(s)"

1.2 The DISTRIBUTOR shall have the EXCLUSIVE right to market and distribute the AVLIS Products on a worldwide bases ("the Territory"). This EXCLUSIVE right is not limited in scope to the exclusive. territory defined herein.
1.3 This EXCLUSIVE right to distribution does not preclude the addition of future exclusitivity rights of distribution in other territories. Such additions shall be subject to an amendment of this Distribution agreement.

AVLIS RESPONSIBILITIES

2.1 During the entire term of this Agreement, including any renewal years, in accordance with the specifications set forth in Addendum1 hereto, AVLIS shall manufacture and


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     deliver  for the  Distributor,  AVLIS  Products as provided herein. Current prices for the AVLIS Products are listed in Addendum 1. Such prices may be changed by AVLIS only upon sixty (60) days prior written notice to the Distributor, but such changes shall not apply to any valid outstanding order from the Distributor which was issued and accepted by AVLIS prior to receipt of the notice of such changes in prices.


2.2 The Distributor shall place orders with AVLIS in accordance with AVLIS standard lead times in advance of requested delivery dates. All deliveries shall be made by AVLIS as set forth in each Distributor purchase order placed under this Agreement. Upon request by the Distributor, AVLIS shall provide "Drop Shipment" of the Products directly to the Distributor's customer, provided Distributor has obtained all the correct export information and fees as well as appropriate payment documents. Shipping shall be billed to the Distributor and AVL shall provide Distributor with a best efforts cost basis.


2.2.1   Payment terms shall be as follows:
        Cash in U.S. Funds or Net 30 day billing based on credit worthiness and acceptance by the Company or an irrevocable Letter of Credit confirmed on a US bank acceptable to AVLIS in US dollars.


2.3 AVLIS shall repair AVLIS Products in accordance with the warranty specified in Addendum 2. The warranty period shall begin upon shipment of AVLIS Products by AVLIS or the Distributor, whichever is applicable to the customer. AVLIS shall provide an extended warranty and non-warranty repairs at its standard published rates. AVLIS shall give thirty (30) days written notice prior to implementing any change in labor rates.

2.4 If at any time during the term of this Agreement or any extension thereof, AVLIS discontinues manufacturing and supplying all or any AVLIS Products listed in Addendum1, Distributor shall have an opportunity to purchase a reasonable stock of spare parts and documentation (in digital format) for AVLIS Products to meet the requirements of the Distributor's customers. AVLIS will issue a license to the Distributor for the technology, necessary to maintain and repair the Products defined in section 2.1 of the Agreement.

2.5 AVLIS shall inform the Distributor of any modifications, improvements or changes in hardware or software components which can, or will, be incorporated by AVLIS in Products.


2.6 AVLIS shall provide Distributor with accurate drawings, schematics and all available AVLIS documentation of the Products (in both hard copy and digital format) in order for the Distributor to provide competent repair and maintenance services to customers



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     in  those cases  that  AVLIS  cannot  provide  same.  Such  services may be performed by subcontractors to Distributor in the event that AVLIS is unable or desires not to perform such services utilizing the said AVLIS technical information solely for the limited purposes of performing such services or procurement of parts and components in connection with the performance of such services or other obligations of the Distributor to its customers.

2.7 AVLIS shall provide training as needed for the Distributor throughout the life of this Agreement. Subsequent to the initial training, and at a time to be agreed upon between the parties, continuous training to the Distributor shall be provided as needed to support the installed customer base and potential new sales customers and new product releases.

2.8 For the life of this Agreement, AVLIS will support the Distributor's sales efforts (quoting procedures and product familiarity, technical information and system applications, customer feasibility testing and seminar support). AVLIS sales and service personnel shall provide continuous support to the Distributor personnel for matters relating to custom quotes, special orders and requests, troubleshooting hardware and software and other matters respecting the needs of customers.

2.9 AVLIS shall supply Distributor with reasonable quantities of sales aids produced by AVLIS in connection with the Products and all technical information necessary in AVLIS' judgment for sales purposes. All sales aids shall be in English. Any translation thereof shall be the responsibility of and paid for by the Distributor. It is the Distributor's responsibility to buy a demo unit from AVLIS for the purposes of demonstration for customers.

DISTRIBUTOR RESPONSIBILITIES

3.1 Distributor shall be free to determine and later adjust the prices and pricing arrangements within the Territory for the Products. Nevertheless, Distributor agrees to use best efforts to offer Products for sale so as to be competitive in terms of price, delivery, quality, and services with similar products sold by Distributor or others in the Territory.

3.2 During the term of this Agreement, the Distributor will use its best efforts to promote, maintain and increase the sale of the Products in the Territory by all usual and ethical means, including advertising and personal solicitation of customers, demonstration of models, processing of orders and customer complaints, and identification of Distributor as a source of Products in business listings, trade publications, directories, stationery and advertisements and through distribution of technical literature, catalogues, brochures, and advertising matter issued by AVLIS.

3.3 Distributor represents and warrants that it has adequate facilities, equipment, means of transportation, sales force, distribution capabilities and business office and clerical staff to acquire and to promote the sale of Products and to perform the services required by this Agreement.


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3.4  Distributor  shall,  at all times, use its best efforts to promote the sale of the Products covered by this Agreement through all channels of distribution in the Territory. Distributor will use its best efforts to sell those Products aggressively and to see that customer service is always maintained at the highest levels.

3.5 This Agreement requires Distributor to remain a sound and financially viable entity. To that end, Distributor hereby promises that it shall:
         a) maintain and employ such working capital and net worth as may be required for Distributor to properly and effectively carry out the performance called for under this Agreement.
         b) furnish AVLIS with financial statements annually if requested to facilitate a higher credit limit for purchases.

3.6 Distributor will keep itself and AVLIS informed of all conditions of the market in the Territory, including competitive prices and trade statistics, and will furnish AVLIS with reports, market conditions, and other information relating to the Territory, including listings of existing and prospective customers.

3.7 Distributor shall be responsible for coordination and obtaining of all import licenses through the end user customer. Distributor is responsible for payment of all taxes on imports (to include, sales, use, import, duties, etc.). Distributor is also responsible for all shipping, packing and insurance charges associated with any order.

Distributor agrees at all times to comply with all United States laws and regulations as well as International Trade Laws, as they may exist from time to time, regarding export licenses or the control or regulation of exportation or re-exportation of products or technical data sold or supplied to Distributor. Distributor also agrees to abide by the United States Foreign Corrupt Practices Act.

RELATIONSHIP OF THE PARTIES

4.1 The parties shall act as independent contractors, and neither party shall act as agent for, or partner of the other, nor be authorized to incur any liability or to represent or make commitments on behalf of the other (except as provided herein), and the employees or sales representatives of one shall not be deemed the employees or sales representatives of the other.


4.2 Nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or formal business entity of any kind, and the rights and obligations of the parties shall be limited to those expressly set forth herein. Neither party shall have any liability or obligation to the other except as expressly provided herein.

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DURATION AND TERMINATION

5.1 When signed by both parties, this Agreement shall become effective on the date first above written and continue in force so long as the distributor is making a best efforts approach to securing market share. Certain performance criteria shall be mutually agreed upon between the parties. See Schedule "A" for details.

5.2 In the event of termination of this agreement, there shall not be an affect on orders for the AVLIS Products placed by the Distributor prior to termination of this Agreement, nor AVLIS'S obligation to provide Products to support any valid order outstanding to the Distributor's customers for AVLIS Products.

5.3 In the event of Termination for Cause, ( See Schedule "B"), there will be provision for immediate cancellation of this agreement. Otherwise the 30 day written notice shall remain.

INDEMNIFICATION

6.1 Each party shall defend, save the other harmless from and against and shall indemnify the other for any liability, loss, costs, expenses, or damages caused by reason of its sole negligent acts or omissions. The indemnifying party shall defend said action at its own expense and shall pay and discharge any judgment that may be rendered in any such action. If such indemnifying party fails or neglects to so defend, the party sued may defend the same and any expenses, including reasonable attorneys' fees, which it may be required to pay or incur in defending said action and the amount of any judgment which it may be required to pay shall be promptly reimbursed upon demand.

6.2 AVLIS shall pay all costs and damages, including without limitation court costs, attorneys' fees and exemplary damages finally awarded in any suit by a third party against the Distributor or its customers to the extent based upon a finding that the design or construction of the AVLIS Products, as furnished, infringes the proprietary rights (including patent rights, copyrights, and trade secrets in the United States) of such third party, except infringement occurring as a result of incorporating a specific design or modification at the request of the Distributor or based on its incorporation or use in conjunction with other equipment, provided that the Distributor promptly notifies AVLIS of any allegation of infringement, and AVLIS is given the right at its expense to settle such charge and to defend or control the defense of any suit based on such charge.

LIMITATION OF LIABILITY

7.0 In no event shall AVLIS or the Distributor be liable to each other, nor shall AVLIS be liable to any third party end user, in contract or in tort or under any other legal theory, for incidental, indirect, special, punitive, or consequential damages, including,


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     without  limitation, loss  of use, loss of revenue, or loss of profit, even if such damages were foreseeable or resulted from the breach of a fundamental term therein, regardless of whether it was informed about the possibility of such damages. AVLIS liability for damages is limited to the direct legal and natural consequence of the performance of AVLIS Products and labor which is limited to the amount actually paid to AVLIS by the Distributor. Except as otherwise provided by applicable law, no claim, regardless of form, arising out of or in connection with this Agreement may be brought by the buyer more than two (2) years after the cause of such action has occurred.

PROPRIETARY INFORMATION
8.1 Preparation and submission of proposals or orders, including the conduct of negotiations, may require the exchange of data and information considered proprietary to the parties, To the extent that such data or information is so identified in writing by the disclosing party at the time of exchange, the receiving party agrees to hold such proprietary data and information in confidence for a period of three (3) years from the expiration date of this Agreement, including any renewal years, and further agrees that, within that period of time, it will not use any such proprietary data or information, except in connection with proposals or the granting of a license to the Distributor, under Section 2.4 of this Agreement, and will not disclose any such proprietary data unless authorized, in writing by the party originally furnishing such data or information.

8.2 These provisions shall not apply to data or information in the public domain at the time it was disclosed, or known to the party receiving it at the time of disclosure, or which becomes known to the receiving party independently of the disclosing party without breach of this Agreement, or which is independently developed by the receiving party.


8.3 The receiving party shall not be liable for the disclosure of such proprietary data or information which results from the use of the data or information as specified above, nor for disclosure of such data or information pursuant to judicial or governmental action, provided the disclosing party is provided notice and an opportunity to object or obtain confidential treatment.

PUBLICITY AND NEWS RELEASES

9.0 Any news release, public announcement, advertisement or publicity proposed to be released concerning the projects or the activities of both parties in connection with this Agreement shall be mutually approved in advance of such release by both parties.

NO RIGHTS IN TRADE NAMES

10.0 Distributor agrees that it will not in any manner represent that it has ownership of any trade names or trademarks used by AVLIS. Distributor further agrees that it will



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     not  register  or attempt  to register  any such trade  names or trademarks under the laws of any jurisdiction, and it will not at any time do, or cause to be done, any act or thing contesting, or in any way impairing or tending to impair any part thereof whether or not they are registered in the jurisdictions in which the Distributor is located or does business.


ASSIGNMENT

11.0 Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party hereto without the prior written consent of the other party hereto, except that AVLIS may assign its rights to its parent company or another subsidiary.


REPRESENTATIONS

12.0 Each party represents and warrants to the other that it is a corporation duly organized and validly existing in the legal jurisdiction indicated in this Agreement. Further, each party represents that it has full corporate power and authority to enter into this Agreement and to do all things necessary for the performance of this Agreement.

COMMISSIONS (WHERE APPLICABLE)

13.1 AVLIS shall pay the Distributor a negotiated commission based on the gross profit of any sale requiring AVLIS price support for all orders for Products received and accepted by AVLIS from customers located in the Territory. Commissions are payable only after receipt of full and unconditional payment by AVLIS. This commission shall be the Distributors sole source of compensation for hardware and software products sold but does not include ongoing service/subscription fees.
13.2 Service/Subscription fees shall be subject to a commission payable to the Distributor in a minimum amount of 10% of said fees.
13.3 The term "Gross Profit" shall be construed to mean the net sales price actually received by AVLIS after excluding all shipping and insurance costs, applicable taxes, any allowances expressly granted to the customer by AVLIS and any other costs or charges not generally included in AVLIS's F.O.B., point of shipment price and actual cost of goods sold.
13.4 Occasionally, competitive pressures may require non-standard pricing in order to close a sale. A lesser commission rate will be accepted by the Distributor if it appears to be in the best in the best interest of both parties and if the amount of such lesser commission is mutually agreed upon before quotation to the customer.
13.5 Commissions are payable on the fifteenth day of each month which follows the month that AVLIS received full and unconditional payment from the customer. If a refund is made because of returned Products, commissions already paid on such returned Products shall be deducted from future commission payments. If no or insufficient future commission payments are due within the immediately following

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      six  (6) months,  Distributor  agrees to  refund such  commission for  the
      returned  products  immediately.  The  Distributor  shall  not   have  the
      authority to accept on behalf of AVLIS the return of or to make any allowances with respect to any of the Products or authorize rework, without prior written approval of AVLIS.

13.6 If a receivable becomes non-collectible (as determined by AVLIS's credit department in its sole discretion), prior commissions already paid to Distributor will be deducted from any present or future commission owing or later accruing to Distributor. If no or insufficient future commission payments are due within the immediately following six (6) months, Distributor agrees to refund such commission for returned products immediately.

13.7 When sales/engineering contact, execution of the order or shipment into territory involved the Territory and the sales territory(ies) of one or more of AVLIS's other sales representatives, AVLIS will split the full negotiated commission, on the Gross Profit of the sale among the Distributors whose territories are involved in accordance with the following formula:

      I. Seventy-five percent (75%) of the Full Commission shall be paid to the Distributor responsible for the original engineering contract and sales engineering (unless notified in writing prior to the actual payment of commission, the point of origin of purchase order shall be deemed to be the point of original engineering contact);
      II. Twenty five percent (25%) of the Full Commission shall be paid to the distributor responsible for the territory into which the Product is to be supported.

AVLIS shall make the determination and advise the Distributor at the time the order is accepted by AVLIS, or as soon as practicable thereafter. In all cases the decision of AVLIS shall be final. The Distributor has the right to dispute this decision in writing within fourteen (14) days after notification of the allocation of the Full Commissions: however, after review by AVLIS of the appeal, AVLIS's decision is rendered as final. A commission split will not be made for issuance of a purchase order or point of first delivery from or into the Territory where such issuance or delivery, in the opinion of AVLIS, is merely the result of "administrative convenience" and does not involve any significant efforts of the Distributor.



GENERAL PROVISIONS

14.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, United States of America, or the laws that apply to the location of the place of sale, without giving effect to the principles of conflicts of law thereof.

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14.2  Distributor  will comply with all laws and regulations applicable to it in the Territory, and will advise AVLIS of any laws in the Territory applicable to AVLIS or the Products.

14.3 The English version of this Agreement regardless of whether a translation in any other language is or will be made, shall be the only authentic one.

14.4 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be finally settled by arbitration under the International Chamber of Commerce Arbitration Rules by a single arbitrator chosen in accordance with the said Rules. The award rendered by the arbitrator shall state the reasons for the decision. The place of arbitration shall be mutually agreed upon. In the event that no place for arbitration can be agreed upon, an independent third party chosen by AVLIS shall be entertained to make such decision. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

14.5 Except as expressly provided in this Agreement, waiver by either party or failure by either party to claim a breach of any provision of this Agreement, shall not be a waiver of any breach or subsequent breach, or have the effect of any waiver of such provisions.

14.6 This Agreement (including Addendums attached hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification, or discharge of this Agreement shall be valid and binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or discharge is sought.

14.7 No modification of this Agreement shall be effective, unless it is made in writing and signed by authorized representatives of AVLIS and the Distributor.

14.8 The failure of either party to require performance by the other party of any provision hereunder shall not affect the full right to require such performance at anytime thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

14.9 Neither party shall be liable for its failure to perform any of its obligations hereunder at any time during which performance is delayed by events beyond the reasonable control of either party including, but not limited to, events such as war, strike, unusually severe weather, flood, riot, earthquake, embargo, epidemic or acts or any failures to act of any governmental entity.

14.10 In the event that any provision of this Agreement is found to be or becomes unenforceable or invalid, in whole or in part, under any applicable law or judicial decision, the remainder of this Agreement shall remain in full force.

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14.11 Any notices required or permitted by this Agreement or given in connection herewith shall be in writing and be made either by facsimile (followed by a mailed original) or by first-class mail, postage prepaid as follows:





NOTICE TO AVLIS SHALL BE ADDRESSED AS FOLLOWS:

                  AVL Information Systems Inc.
                  3031 Commerce Drive, Suite B
                  Fort Gratiot, Michigan 48059

                  Attn:  Gary W. Ryan-Vice President
                  Tel:    (810) 385-2061
                  Fax:     (810) 385-2896
                  Email: GRYAN@AVLINFOSYS.COM


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers effective the date and year first written above.

ACCEPTED:                                   ACCEPTED:

AVL INFORMATION SYSTEMS, INC.               "I-TRACK", INC.
                                            DISTRIBUTOR


Vice President                               Chairman
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TITLE                                       TITLE

/s/ Gary W. Ryan                              /s/ Pete Fisher
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SIGNATURE                                   SIGNATURE

30 Sept. 2001                                 Sept. 30/01
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DATE                                        DATE